EXHIBIT 1.1

Execution Version
Forterra, Inc.
Common Stock, par value $0.001 per share

Underwriting Agreement
September 16, 2020
Credit Suisse Securities (USA) LLC
BofA Securities, Inc.
Citigroup Global Markets, Inc.

As representatives of the several Underwriters
named in Schedule I hereto,
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:
Forterra US Holdings, LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, an aggregate of 10,000,000 shares of common stock, par value $0.001 (“Stock”) of Forterra, Inc., a Delaware corporation (the “Company”) and, at the election of the Underwriters pursuant to Section 2 hereof, the Selling Stockholder also proposes, subject to the terms and conditions stated herein, to sell up to 1,500,000 additional shares of Stock. The initial shares proposed to be sold by the Selling Stockholder on the date hereof are hereinafter called the “Firm Shares” and the additional shares that the Underwriters elect to purchase from the Selling Stockholder pursuant to Section 2 hereof, if any, are hereinafter called the “Optional Shares”. The Firm Shares and the Optional Shares are herein collectively called the “Shares”.
1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    The Company meets the requirements for the use of Form S-3 under Securities Act of 1933, as amended (the “Act”); a registration statement on Form S-3 (File Number 333-235501) (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any delaying amendment or post‑effective amendment thereto, each in the form heretofore delivered to you have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the

“Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such filing; any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated by reference therein, in each case after the date of the Registration Statement, the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include the most recent annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b));
(iii) For the purposes of this Agreement, the “Applicable Time” is 5:10 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4 of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed by the Company or on the Company’s behalf with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.
(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(vi)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any change in the capital stock or increase in long‑term debt of the Company (other than as set forth or described in the Pricing Prospectus) or any of its subsidiaries or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);
(vii)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (to the knowledge of the Company with respect to any counterparty to such agreement) (subject to the effects of (1) bankruptcy, insolvency or similar laws affecting creditors’ rights or remedies generally and (2) the application of general principles of equity) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)    The Company has been duly organized and is validly existing and in good standing under the laws of the state of Delaware, with the corporate power and authority to own or lease, as applicable, its properties and conduct its business as described in the Pricing Prospectus. Each of the Company’s subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power (corporate or other) and authority to own or lease, as applicable, its properties and conduct its business as described in the Pricing Prospectus, except where the failure to have such power and authority or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in each case where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no subsidiary of the Company that is not listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”) that was required to be listed therein at the time of the filing thereof; (ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder hereunder, have been duly authorized and validly issued and are fully paid and non-assessable, issued free and clear of any preemptive rights and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are, except as otherwise disclosed in the Pricing Prospectus, owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;
(x)    The execution and delivery of this Agreement and the consummation of the transactions herein contemplated (A) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in the violation of any provisions of the certificate of incorporation, bylaws or similar organizational document of the Company or any of its subsidiaries or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) or (C) above, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or impair, in any material respect, the ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) as shall have already been obtained or made;
(xi)    Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, bylaws or similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair, in any material respect, the ability of the Company to perform its obligations under this Agreement;
(xii)    The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”,

and the statements set forth in the Company’s 2019 10-K in Item 13, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in each case, accurate and complete in all material respects;
(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, any of its subsidiaries or any such officer or director of the Company, as applicable, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings have been threatened by governmental authorities or by others;
(xiv)    The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”);
(xv)    At the time of filing the Registration Statement and any post effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Act;
(xvi) The historical financial statements, together with the related schedules and notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the entities or businesses to which they relate at the dates indicated and the results of their operations and cash flows for the periods specified; such financial statements comply with the applicable requirements of the Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data included in Item 6 of the 2019 10-K present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein from which such information was derived, except as disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act and the rules and regulations of the Commission thereunder; all financial measures prepared other than in accordance with GAAP included in the Registration Statement, the Pricing Prospectus and the Prospectus are presented in all material respects in compliance with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable; and all other financial information regarding the Company or its subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;
(xvii)     Ernst & Young LLP, which has expressed its opinion with respect to certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder; Moss Adams, which has expressed its opinion with respect to certain financial statements of Concrete Pipe & Precast, LLC (“CP&P”), is an independent registered public accounting firm with respect to CP&P under the Independence Rules of the AICPA Code of Professional Conduct and its interpretation and rulings;

(xviii) The Company and its directors and officers, in their capacities as such, have taken all necessary actions to ensure that the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;
(xix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xx) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxii) This Agreement has been duly authorized, executed and delivered by the Company;
(xxiii) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries or, to the Company’s knowledge, associated with the Company or any of its subsidiaries, has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment to any government or official or employee thereof; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;
(xxiv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, anti-money laundering laws of all applicable jurisdictions, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and any related rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, or any other person acting on behalf of the Company or any of its subsidiaries, or, to the Company’s knowledge, benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nationals Security Council, the Swiss Secretariat of Economic Affairs (SECO) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (currently Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine);
(xxvi) All statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is based on or derived from estimates and sources which the Company reasonably believes are reliable and accurate;
(xxvii)    There are no persons with registration rights or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement;
(xxviii) Each of the statements made by the Company in the Registration Statement, the Pricing Prospectus and the Prospectus within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to cost savings, and any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith;
(xxix) Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed by them or have requested extensions thereof (except where the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and have paid all taxes for which the Company and its subsidiaries are liable (except for cases in which the failure to file or pay would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except where such deficiencies would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect);
(xxx)    [Removed and reserved.]
(xxxi)    Except for any failures, exceptions or deficiencies that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governments or regulatory authorities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (B) except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received written notice or any revocation or modification of any Permit, or, to the Company’s knowledge, has any federal, state, local or foreign government or regulatory authority taken any action to limit, suspend or revoke a Permit;
(xxxii) The Company and its subsidiaries own, possess, or have applied for adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) material to the conduct of their respective businesses as currently conducted, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxiii) There are no labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;
(xxxiv) (A) Except as described in the Pricing Prospectus or for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: the Company and its subsidiaries (1) are, and at all prior times were, in compliance with any and all applicable foreign, federal, state, provincial, and local laws and regulations and other legally enforceable requirements relating to pollution or the protection of the environment or natural resources, the protection of human, including worker, health or safety, or imposing liability or standards of conduct concerning the use, handling, storage, transportation, disposal or other management of Hazardous Substances (as defined below) (collectively, “Environmental Laws”), (2) have obtained and maintained in effect and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (3) have not received notice of any actual or alleged liability (including, without limitation, liability of a third party that could reasonably be expected to adversely affect the Company or any of its subsidiaries) under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release (as defined below) or threat of Release of Hazardous Substances, and have no knowledge of any event, circumstance or condition that would reasonably be expected to result in any such notice, (4) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (5) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (B) there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except as described in the Pricing Prospectus or for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in the Pricing Prospectus, there are no material claims or proceedings that are pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party. “Hazardous Substances” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, greenhouse gases, asbestos and asbestos containing materials, and polychlorinated biphenyls, that is regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment;
(xxxv) The Company and its subsidiaries have insurance or self-insurance in amounts that insures against such losses and risks as, in the Company’s reasonable judgment, are prudent and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxvi) No subsidiary of the Company is currently prohibited (except as may be limited by applicable laws of the jurisdiction of such subsidiary’s incorporation or formation), directly or indirectly, from paying any dividend to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Prospectus;
(xxxvii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”) and each other employee compensation or benefit plan, program, agreement or arrangement that is not subject to ERISA, in either case for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations or other trades or businesses under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or Sections 3(5), 4001(a)(14) or 4001(b)(1) of ERISA) would have any liability (whether or not subject to ERISA, each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (B) no fiduciary breach or prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption), has occurred with respect to any ERISA Plan; (C) neither the Company nor any member of its Controlled Group has ever maintained or contributed to or participated in a defined benefit pension plan, including without limitation an ERISA Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (collectively, a “Pension Plan”); (D) there is no pending litigation or arbitration or litigation or arbitration threatened in writing by any party; any audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency; or any submission to any government-sponsored self-correction program (or any basis for the same), in each case with respect to any Plan; and (E) each ERISA Plan sponsored or maintained by the Company or a member of its Controlled Group that is intended to be qualified under Section 401 of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;
(xxxviii) (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented, appropriate controls, policies, procedures, and technological safeguards that would reasonably be expected to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data that is, in the Company’s reasonable judgment, consistent with industry standards and practices, or as required by applicable regulatory standards in all material respects. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of

IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and
(xxxiv) The Company has not and, to its knowledge, no one acting on its behalf has, (A) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, (B) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (C) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement.
(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i) The Selling Stockholder has been duly organized and is validly existing as a limited company in good standing under the laws of the jurisdiction in which it is organized;
(ii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;
(iii) No consent, approval, authorization, order, registration or qualification is necessary for the execution and delivery by the Selling Stockholder of this Agreement, for the performance by the Selling Stockholder of its obligations hereunder and for the sale and delivery of the Shares, except for the Registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations and qualifications under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and except for such consents, approvals, authorizations, orders, registrations or qualifications as would not impair, in any material respect, the ability of the Selling Stockholder to perform its obligations under this Agreement; and the Selling Stockholder has the power and authority to enter into this Agreement and to sell and deliver the Shares;
(iv) The sale of the Shares and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the organizational documents of the Selling Stockholder or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except, where such conflict, breach, default or violation would not impair, in any material respect, the ability of the Selling Stockholder to perform its obligations under this Agreement;
(v) Immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have good and valid title to the Shares free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Shares delivered at the Time of Delivery to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such

Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such security entitlement;
(vi) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto.
(vii) Neither the Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director, officer, agent, employee or affiliate of the Selling Shareholder, or any other person acting on behalf of the Selling Shareholder, or, to the Selling Shareholder’s knowledge, benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any Sanctions, nor is the Selling Stockholder located, organized or resident in a country or territory that is the subject or target of Sanctions (currently Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), and the Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(viii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(ix) The Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or other person acting on behalf of the Selling Shareholder or, to the Selling Shareholder’s knowledge, associated with the Selling Shareholder, has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment to any government or official or employee thereof; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;
(x) The operations of the Selling Shareholder are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened;
(xi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder in respect of itself pursuant to Item 7 of Form S‑3 expressly for use therein (the “Selling Stockholder Information”), such Selling Stockholder Information included in such Registration Statement and Preliminary Prospectus did, and such Selling Stockholder Information included in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they are first filed with the Commission and at each Time of Delivery, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made);

(xii) On or prior to the First Time of Delivery, the Company shall have furnished to you a certificate pursuant to U.S. Treasury regulations Section 1.897-2(h), dated no more than 30 days prior to the First Time of Delivery, certifying that it is not, and was not at any time during the previous five years (or the period in which the Stock was held by the Selling Stockholder, if shorter) a “United States Real Property Holding Corporation” as defined in Section 897(c)(2) of the Code; and
(xiii) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement, the Pricing Disclosure Package, and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Pricing Disclosure Package and the Prospectus or any supplement thereto, which has had or may have a Material Adverse Effect; and the Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.
2.    Subject to the terms and conditions herein set forth, (a) the Selling Stockholder, as and to the extent indicated in Schedule I-A hereto, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $12.825, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I-A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder, as and to the extent indicated in Schedule I-B hereto, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the aggregate of the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I-B hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Selling Stockholder, as and to the extent indicated in Schedule I-B hereto, hereby grants to the Underwriters the right to purchase at their election up to 1,500,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per Optional Share equal to the per Firm Share amount of any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and Selling Stockholder otherwise agree in writing, earlier than three or later than ten business days after the date of such notice.
3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of DTC, for the account of such

Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. The Selling Stockholder will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 21, 2020 or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date, subject to Section 2 hereof, specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved of by the Representatives promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;
(c)    If by December 27, 2022 (the “Renewal Deadline”), any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and provided that it is eligible to do so, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(d)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);
(f)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the Company may (a) file one or more registration statements on Form S-8, (b) issue and sell shares of Stock upon the exercise of an option, the settlement of a restricted stock unit or the conversion or exchange of a security outstanding on the date hereof and disclosed in the Pricing Prospectus, (c) issue and sell shares of Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock, in each case pursuant to the Company’s stock incentive plan disclosed in the Pricing Prospectus, and issue shares of Stock upon the conversion, exchange or exercise of such securities, and (d) issue and sell in private placements without registration under the Act up to the number of shares of Stock representing 15% of the total number of outstanding shares of Stock (or options, warrants, or other securities convertible into or exercisable, or exchangeable for, shares of Stock) in connection with bona fide mergers or acquisitions, joint ventures or other similar strategic transactions, including pursuant to an employee benefit plan assumed by the Company in connection with any such transaction, provided that the acquirer of any such shares of Stock (or options, warrants or other securities convertible into or exchangeable for shares of Stock) so issued pursuant to this subclause (d) enters into an agreement substantially in the form of Annex I hereto with respect to such shares of Stock (or options, warrants or other securities convertible into or exercisable, or exchangeable for, shares of Stock) for the remainder of the Lock-Up Period;
(g)    To use its best efforts to maintain the listing of the Shares on the Nasdaq Stock Market (the “Exchange”);
(h)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and
(i)    Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives (and in the case of the Representatives, without the prior written consent of the Company), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;
(b)        The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)     (i) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.
(ii) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and
(iii) Each Underwriter represents and agrees that it has provided prior written notice to the Company regarding any Written Testing-the-Waters Communications undertaken by it and that such Written Testing-the-Waters Communications were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.
7.    The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of such copies thereof to the Underwriters and dealers as may reasonably be requested in connection with the offering and sale of the Shares; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, and closing documents (including any compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonably documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonably documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates representing the Shares, if any; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance of the Company’s and the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 7; provided however, that the reasonable fees of counsel for the Underwriters relating to clauses (iii) and (v) shall not exceed $10,000 in the aggregate; provided further that, in connection with meetings with prospective purchasers and the “road show” undertaken in connection with the marketing of the Shares, (A) the Company and the Underwriters will each bear 50% of the costs associated with any chartered aircraft used, and (B) the Company and the Underwriters will each pay their own lodging, commercial airfare and other costs associated therewith; and (b) the Selling Stockholder will pay or cause to be paid (i) any fees and expenses of counsel for the Selling Stockholder and (ii) all taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Credit Suisse Securities (USA) LLC agrees to pay New York State stock transfer tax, if any, and the Selling Stockholder agrees to reimburse Credit Suisse Securities (USA) LLC for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c) Gibson, Dunn & Crutcher LLP, counsel for the Company and the Selling Stockholder, shall have furnished to you their written opinion and negative assurance letter, each dated as of such Time of Delivery, in form and substance satisfactory to the Representatives;
(d)     The General Counsel of the Company, shall have furnished to you her written opinion, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives;
(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP and Moss Adams shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(f) [Reserved];

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long‑term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;
(h)     On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
(i)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(j)     The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;
(k)     The Company shall have obtained and delivered to the Underwriters an executed copy of an agreement from the Selling Stockholder and each officer and director named in the Registration Statement substantially to the effect set forth in Annex I;
(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
(m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the

Representatives (other than a defaulting Underwriter under Section 10 hereof) may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.
9.    (a) (i) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Basic Prospectus, the Pricing Prospectus or Prospectus, or any amendment or supplement thereto, in any Issuer Free Writing Prospectus, any road show, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to an Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(ii)    The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or Prospectus, or any amendment or supplement thereto, in any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The Selling Stockholder’s liability under this subsection (a)(ii) shall not exceed the proceeds (net of any underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholder from the sale of the Shares sold by it hereunder (the “Selling Stockholder Proceeds”) less any amounts that such Selling Stockholder is obligated to pay under subsection (d) below.

(b) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show or any Testing-the-Waters Communication, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholder acknowledge that the statements set forth in (i) in the last paragraph of the cover page regarding delivery of the Shares and (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Shares and (B) the fifth, seventh and ninth paragraphs under such heading in the Pricing Prospectus and the Prospectus (the “Underwriter Information”) constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, as applicable.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights or defenses.
(A) In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) such indemnified party shall have reasonably concluded based on the advice of counsel (which may be in house counsel) that there are legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable period of time after notice to it of the institution of such action to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred.
(B) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party as and to the extent set forth in clauses (a) and (b) above, as applicable, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified parties is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 9 to indemnify the indemnified parties or the amount of such obligation and the indemnifying parties shall have notified the indemnified parties of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the Selling Stockholder Proceeds less any amounts that the Selling Stockholder is obligated to pay under subsection (a)(ii) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.
(f) The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.
10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for any Underwriter or another party or other parties to purchase such Shares on the terms contained herein. If within thirty‑six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholder that the Representatives have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or any amendments or supplements to the Prospectus which in your opinion may thereby be made necessary. In the event that a Representative is the Underwriter in default of its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, then such Representative shall not be deemed a “Representative” for purposes of this agreement. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one‑eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through the Representatives for all reasonable and documented out‑of‑pocket expenses approved in writing by the Representatives, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal, fax no. (212) 325-4296; if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to it at Hudson Americas LLC, 2711 N. Haskell Avenue, Suite 1800, Dallas, Texas 75204, Attention: Legal Department, fax no. (214) 515-6924; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, fax no. (469) 586-1414; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided, further, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IBCM-Legal, fax no. (212) 325-4296. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment, advice or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company or the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder each agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, with respect to the subject matter hereof.
18.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholder each agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholder each agree to submit to the jurisdiction of, and to venue in, such courts.
19.    The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Selling Stockholder relating to tax treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to tax treatment.
22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.
Very truly yours,
Forterra, Inc.
By:    /s/ Lori M. Browne
Name: Lori M. Browne
Title: EVP & General Counsel

Forterra US Holdings, LLC
By:    /s/ Rafael Colorado
Name: Rafael Colorado
Title: President

Accepted as of the date hereof:
Credit Suisse Securities (USA) LLC

By:    /s/ Benjamin W. Eldredge
Name: Benjamin W. Eldredge
Title: Managing Director

BofA Securities, Inc.

By:    /s/ Christine MacDonald
Name: Christine MacDonald
Title: Managing Director

Citigroup Global Markets, Inc.

By:    /s/ Richard L. Moriarty
Name: Richard L. Moriarty
Title: Managing Director

Each for itself and on behalf of the several
Underwriters named in Schedule I to
the foregoing Agreement

SCHEDULE I-A

Underwriter	Total Number of Firm Shares to be Purchased from the Selling Stockholder
Credit Suisse Securities (USA) LLC	2,631,674
BofA Securities, Inc.	2,126,605
Citigroup Global Markets, Inc.	2,126,605
Deutsche Bank Securities Inc.	1,038,372
RBC Capital Markets, LLC	1,038,372
Truist Securities, Inc.	1,038,372
Total	10,000,000

SCHEDULE I-B

Underwriter	Number of Optional Shares to be Purchased from the Selling Stockholder if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	394,750
BofA Securities, Inc.	318,991
Citigroup Global Markets, Inc.	318,991
Deutsche Bank Securities Inc.	155,756
RBC Capital Markets, LLC	155,756
Truist Securities, Inc.	155,756
Total	1,500,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
None.

(b)	Additional documents incorporated by reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $13.50.

The number of Shares purchased by the Underwriters is 10,000,000.

(d) Written Testing-the-Waters Communications:

None.

ANNEX I

FORM OF LOCK-UP AGREEMENT

[Attached]

Lock-Up Agreement
Forterra, Inc.
September 14, 2020
Credit Suisse Securities (USA) LLC
BofA Securities, Inc.
Citigroup Global Markets, Inc.

As representatives of the several Underwriters
named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Re: Forterra, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Forterra, Inc., a Delaware corporation (the “Company”), and Forterra US Holdings, LLC, a Delaware limited liability company, providing for a public offering of the common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (File Number 333-235501) which has been filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.
Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, or by will or intestacy upon death of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or representative thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any immediate family member or other dependent of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, (iv) pursuant to a divorce decree or similar domestic separation order of a court, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers as part of a distribution to partners, limited liability company members or stockholders of the Undersigned or to another corporation, partnership or other entity that controls, is controlled by or is under common control with the Undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein and there shall be no further transfer of such securities except in accordance with this Agreement, and provided further, that any such transfer shall not involve a disposition for value, (vi) if the transfer is to solely the Company in connection with the exercise of outstanding options, restricted stock units or other equity interests, including transfers deemed to occur upon the “net” or “cashless” exercise of options or for the sole purpose of paying the exercise price of such options or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise of such options or other equity interests or as a result of the vesting of Common Stock under restricted stock awards, restricted stock unites or other equity interests, in each case pursuant to the Company’s equity incentive plans disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus; provided that any filing under Section 16(a) of the Exchange Act with respect to a transaction described in this clause (vi) shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described herein, (B) the reason for the disposition and (C) the disposition was solely to the Company; and provided, further, that any Common Stock received upon such exercise or other event described in this clause (vi) shall be subject to the restrictions set forth herein; (vii) pursuant to the terms of the Underwriting Agreement with respect to the sale of the Shares, (viii) after the completion of the proposed public offering, pursuant to a bona-fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company, provided that in the event that the Change of Control is not consummated, such Common Stock shall remain subject to the terms of this Lock-Up Agreement for any remaining term thereof or (ix) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, (a) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (b) “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold shares having greater than 50% of the total voting power of all outstanding voting shares of Common Stock (or the surviving entity).
The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
Notwithstanding the foregoing, the undersigned may establish a Rule 10b5-1 plan during the Lock-Up Period, provided, that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period, and (ii) the Undersigned makes no public disclosures in respect thereof during the Lock-Up period.
This Lock-Up Agreement will automatically terminate upon the earliest to occur, if any, of: (a) the Selling Stockholder notifies the Representatives in writing prior to the execution of the Underwriting Agreement that the

Selling Stockholder does not intend to proceed with the offering, (b) the Representatives notify the Company in writing that they have determined not to proceed with the offering or (c) September 28, 2020 if the Underwriting Agreement is not executed before such date or if the Underwriting Agreement is executed, but the payment for and delivery of the Stock to be sold thereunder is not completed by such date.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
[Signature page follows]

Very truly yours,

________________________________________
Name
________________________________________
Authorized Signature
________________________________________
Title

SCHEDULE I
Credit Suisse Securities (USA) LLC
BofA Securities, Inc.
Citigroup Global Markets, Inc.
Deutsche Bank Securities Inc.
RBC Capital Markets, LLC
Truist Securities, Inc.

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